UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2010

NOVELL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-13351	87-0393339
(State of	(Commission File Number.)	(IRS Employer
Incorporation)		Identification Number)

404 Wyman Street, Suite 500, Waltham, MA 02451
(Address of principal executive offices)
Registrant's telephone number, including area code: (781) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 20, 2010, Novell, Inc. ("Novell") issued a press release announcing certain decisions of its Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and the exhibit referenced in Item 9.01 below will not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act"), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Legal Notice Regarding Forward-Looking Statements

This current report includes statements that are not historical in nature and that may be characterized as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the results discussed in or implied by such forward-looking statements, which are based upon information that is currently available to us and/or management's current expectations, speak only as of the date hereof, and are subject to a number of factors. A description of factors that could affect our results is included in our SEC filings, including, but not limited to, our Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2009 filed with the SEC on December 22, 2009, which may be obtained by calling (800) 317- 3195, or at our Investor Relations web site at http://www.novell.com/company/ir.

We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any forward-looking statements contained in this current report to reflect any change of expectations with regard thereto or to reflect any change in events, conditions, or circumstances on which any such forward-looking statement is based, in whole or in part.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release of Novell, Inc. dated March 20, 2010*

*	furnished herewith

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELL, INC.
(Registrant)
Date: March 22, 2010
	By:	/s/ Dana Russell
	Name:	Dana Russell
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit No.	Exhibit

99.1	Press Release of Novell, Inc. dated March 20, 2010